UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

CRYO-CELL International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Boulevard, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Asset Purchase Agreement. On June 15, 2015 Cryo-Cell International, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with CytoMedical Design Group LLC (“CytoMedical”) pursuant to which the Company will purchase specified assets and assumed liabilities used in CytoMedical’s Prepacyte®-CB cord blood business. The Prepacyte-CB Processing System is used in cell processing laboratories to process and store stem cells from umbilical cord blood. The transaction is expected to be consummated on or before June 30, 2015. The Agreement requires the Company to pay up to $2,400,000 plus a cash payment equal to the value of the Inventory (as defined in the Agreement) on June 30, 2015, less any prepayment made by the Company to CytoMedical.

The foregoing description of the Agreement is included to provide you with information regarding its terms and does not purport to be complete and is qualified in their entirety by reference to the Agreement, which is filed as Exhibit 2 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits.

Financial Statements of Businesses Acquired.	Not Applicable.

Pro Forma Financial Information	Not Applicable.

Shell Company Transactions	Not Applicable.

Exhibit 2	Asset Purchase Agreement By and Between Cytomedical Design Group LLC and Cryo-Cell International, Inc, dated June 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.

DATE: June 19, 2015	By:	/s/ David Portnoy

David Portnoy

Chairman and Co-CEO